Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS

SECOND QUARTER 2021 RESULTS

Tampa, FL – August 6, 2021 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”), a leading provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, today reported results for the second quarter 2021.

●	Shipping revenues for the second quarter 2021 were $88.4 million, an increase of $7.1 million from the first quarter 2021. Compared to the second quarter 2020, shipping revenues decreased 22.9% from $114.5 million.

●	Net loss for the second quarter 2021 was $10.7 million, or $(0.12) per diluted share, compared with net loss of $15.9 million, or ($0.18) per diluted share, in the first quarter 2021. Net income was $6.4 million, or $0.07 per diluted share, for the second quarter 2020.

●	Time charter equivalent (TCE) revenues(A), a non-GAAP measure, for the second quarter 2021 were $71.7 million, an increase of $6.2 million from first quarter 2021. TCE revenues were down 28.6% compared to second quarter 2020.

●	Second quarter 2021 Adjusted EBITDA(B), a non-GAAP measure, was $10.2 million, an increase of $4 million from the first quarter. Adjusted EBITDA decreased 65.9% from $29.8 million in the second quarter 2020.

●	In June, we sold the Overseas Gulf Coast for $32.1 million, net of broker commissions and other fees. The sale of this unencumbered asset provided additional liquidity.

●	During the quarter, the Company had seven ships in lay-up.

●	Total cash(c) was $61.8 million as of June 30, 2021.

Sam Norton, President and CEO, commenting on the recently completed quarter, stated “OSG’s financial performance this quarter offers evidence of improving fundamentals in our core markets. Continued solid cash flows generated by our niche and ATC assets combined with stable contributions from our conventional tanker and ATB fleets to deliver better than anticipated EBITDA. The recovery slope of domestic marine transportation demand has been flatter than what had been expected earlier in the year due to import substitution for domestic supply. When fuel demand patterns consistent with historic levels of consumption normalize in the quarters ahead, we believe this will stimulate more marine transportation demand, which would positively impact our financial results.”

Mr. Norton added, “The ongoing global coronavirus pandemic continues to weigh on demand and transport pricing dynamics in the global liquid bulk transportation markets. Our customers’ reluctance to enter into longer-term transportation commitments has been a continuing condition since the onset of the pandemic. As vaccines become more widely distributed globally and consumption of transportation fuels outside of the United States regains traction, demand for Jones Act tankers domestically should normalize as our customers’ visibility toward and confidence in the future returns.”

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

Second Quarter 2021 Results

Shipping revenues were $88.4 million for the quarter, an increase of $7.1 million, or 8.7%, from the first quarter of 2021. TCE revenues increased $6.2 million, or 9.4%, from the first quarter to $71.7 million in the second quarter. The revenue increase was driven by increases in lightering volumes and a 58-day increase in chartered out days during the second quarter.

The second quarter operating loss was $5.8 million compared to the first quarter operating loss of $15.7 million. The first quarter loss included a provision for loss related to the sale of the Overseas Gulf Coast of $5.5 million.

Quarterly adjusted EBITDA increased to $10.2 million during the second quarter, a $4 million increase from the first quarter of 2021. The increase was driven by the increased revenues for the quarter.

Shipping revenues were $88.4 million for the quarter, down 22.9% compared with the second quarter of 2020. TCE revenues for the second quarter of 2021 were $71.7 million, a decrease of $28.7 million, or 28.6%, compared with the second quarter of 2020, primarily a result of a 599-day increase in lay-up days due to seven vessels in lay-up, a decision taken in light of the lack of demand due to the economic impact of COVID-19.

Operating loss for the second quarter of 2021 was $5.8 million compared to operating income of $13.6 million in the second quarter of 2020.

Net loss for the second quarter of 2021 was $10.7 million, or $(0.12) per diluted share, compared with net income of $6.4 million, or $0.07 per diluted share, for the second quarter 2020.

Adjusted EBITDA was $10.2 million for the quarter, a decrease of $19.6 million compared with the second quarter of 2020, driven primarily by the decrease in TCE revenues.

Conference Call

The Company will host a conference call to discuss its second quarter 2021 results at 9:30 a.m. Eastern Time (“ET”) on Friday, August 6, 2021.

To access the call, participants should dial (844) 850-0546 for domestic callers and (412) 317-5203 for international callers. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/.

An audio replay of the conference call will be available starting at 11:30 a.m. ET on Friday, August 6, 2021 through 10:59 p.m. ET on Friday, August 13, 2021 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers, and entering Access Code 10158907.

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About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE:OSG) is a publicly traded company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 22 vessel U.S. Flag fleet consists of three crude oil tankers doing business in Alaska, two conventional ATBs, two lightering ATBs, three shuttle tankers, ten MR tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program. OSG also currently owns and operates one Marshall Islands flagged MR tanker which trades internationally.

OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company may make or approve certain forward-looking statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to our prospects, supply and demand for vessels in the markets in which we operate and the impact on market rates and vessel earnings, the continued stability of our niche businesses, and the impact of our time charter contracts on our future financial performance. Forward-looking statements are based on our current plans, estimates and projections, and are subject to change based on a number of factors. COVID-19 has had, and will continue to have, a profound impact on our workforce and many other aspects of our business and industry. Investors should carefully consider the risk factors outlined in more detail in our filings with the SEC. We do not assume any obligation to update or revise any forward-looking statements except as may be required by applicable law. Forward-looking statements and written and oral forward-looking statements attributable to us or our representatives after the date of this press release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by us with the SEC.

Investor Relations & Media Contact:

Susan Allan, Overseas Shipholding Group, Inc.

(813) 209-0620

sallan@osg.com

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Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Shipping Revenues:

Time and bareboat charter revenues	$62,806	$96,662	$126,594	$174,812
Voyage charter revenues	25,553	17,877	43,039	40,586
	88,359	114,539	169,633	215,398

Operating Expenses:
Voyage expenses	16,668	14,112	32,428	17,897
Vessel expenses	34,002	41,644	65,809	77,413
Charter hire expenses	22,595	22,505	44,913	44,965
Depreciation and amortization	15,068	14,217	30,387	28,236
General and administrative	6,004	7,599	12,370	13,772
(Gain)/loss on disposal of vessels and other property, including impairments, net	(196)	813	5,298	1,110
Total operating expenses	94,141	100,890	191,205	183,393
(Loss)/income from vessel operations	(5,782)	13,649	(21,572)	32,005
Gain on termination of pre-existing arrangement	—	—	—	19,172
Operating (loss)/income	(5,782)	13,649	(21,572)	51,177
Other (expense)/income, net	(111)	(58)	11	(27)
(Loss)/income before interest expense and income taxes	(5,893)	13,591	(21,561)	51,150
Interest expense	(7,317)	(6,167)	(13,687)	(12,241)
(Loss)/income before income taxes	(13,210)	7,424	(35,248)	38,909
Income tax benefit/(expense)	2,511	(1,044)	8,681	(7,404)
Net (loss)/income	$(10,699)	$6,380	$(26,567)	$31,505

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	90,612,019	89,747,630	90,363,243	89,584,969
Diluted - Class A	90,612,019	90,812,332	90,363,243	90,600,658
Per Share Amounts:
Basic and diluted net (loss)/income - Class A	$(0.12)	$0.07	$(0.29)	$0.35

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Consolidated Balance Sheets

($ in thousands)

	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$61,735	$69,697
Restricted cash	37	49
Voyage receivables, including unbilled of $4,954 and $6,740, net of reserve for doubtful accounts	9,234	13,123
Income tax receivable	386	387
Other receivables	3,165	1,817
Inventories, prepaid expenses and other current assets	4,348	3,603
Total Current Assets	78,905	88,676
Vessels and other property, less accumulated depreciation	777,698	832,174
Deferred drydock expenditures, net	46,703	43,134
Total Vessels, Other Property and Deferred Drydock	824,401	875,308
Restricted cash - non current	59	73
Intangible assets, less accumulated amortization	24,917	27,217
Operating lease right-of-use assets, net	177,752	215,817
Other assets	26,096	24,646
Total Assets	$1,132,130	$1,231,737
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$42,208	$48,089
Current portion of operating lease liabilities	90,590	90,613
Current portion of finance lease liabilities	4,001	4,000
Current installments of long-term debt	38,867	38,922
Total Current Liabilities	175,666	181,624
Reserve for uncertain tax positions	185	189
Noncurrent operating lease liabilities	108,396	147,154
Noncurrent finance lease liabilities	20,198	21,360
Long-term debt	369,523	390,198
Deferred income taxes, net	72,317	80,992
Other liabilities	31,932	30,409
Total Liabilities	778,217	851,926
Equity:
Common stock - Class A ($0.01 par value; 166,666,666 shares authorized; 87,146,851 and 86,365,422 shares issued and outstanding)	871	864
Paid-in additional capital	593,424	592,564
Accumulated deficit	(239,902)	(213,335)
	354,393	380,093
Accumulated other comprehensive loss	(480)	(282)
Total Equity	353,913	379,811
Total Liabilities and Equity	$1,132,130	$1,231,737

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Consolidated Statements of Cash Flows

($ in thousands)

	Six Months Ended June 30,
	2021	2020
	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net (loss)/income	$(26,567)	$31,505
Items included in net income not affecting cash flows:
Depreciation and amortization	30,387	28,236
Gain on termination of pre-existing arrangement	—	(19,172)
Loss on disposal of vessels and other property, including impairments, net	5,298	1,110
Amortization of debt discount and other deferred financing costs	1,252	1,124
Compensation relating to restricted stock awards and stock option grants	1,270	1,055
Deferred income tax (benefit)/expense	(8,679)	7,431
Interest on finance lease liabilities	914	1,001
Non-cash operating lease expense	45,672	45,680
Loss on extinguishment of debt, net	—	14
Distributed earnings of affiliated companies	—	3,562
Payments for drydocking	(14,222)	(10,078)
Operating lease liabilities	(45,957)	(45,998)
Changes in operating assets and liabilities, net	63	(3,204)
Net cash (used in)/provided by operating activities	(10,569)	42,266
Cash Flows from Investing Activities:
Acquisition, net of cash acquired	—	(16,973)
Proceeds from disposals of vessels and other property	32,128	700
Expenditures for vessels and vessel improvements	(5,101)	(38,657)
Expenditures for other property	—	(498)
Net cash provided by/(used in) investing activities	27,027	(55,428)
Cash Flows from Financing Activities:
Payments on debt	(19,251)	(26,669)
Tax withholding on share-based awards	(402)	(197)
Payments on principal portion of finance lease liabilities	(2,063)	(2,075)
Extinguishment of debt	(301)	(673)
Deferred financing costs paid for debt amendments	(2,429)	—
Issuance of debt, net of issuance and deferred financing costs	—	95,441
Net cash (used in)/provided by financing activities	(24,446)	65,827
Net (decrease)/increase in cash, cash equivalents and restricted cash	(7,988)	52,665
Cash, cash equivalents and restricted cash at beginning of period	69,819	41,677
Cash, cash equivalents and restricted cash at end of period	$61,831	$94,342

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Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provide a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three and six months ended June 30, 2021 and the comparable periods of 2020. Revenue days in the quarter ended June 30, 2021 totaled 1,484 compared with 2,031 in the prior year quarter.

	2021		2020
Three Months Ended June 30,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$32,613	$65,822	$31,120	$61,360
Revenue days	182	455	89	1,088
Non-Jones Act Handysize Product Carriers:
Average rate	$33,437	$12,417	$27,051	$16,752
Revenue days	187	159	156	181
ATBs:
Average rate	$—	$32,087	$16,333	$—
Revenue days	—	182	124	—
Lightering:
Average rate	$87,948	$—	$44,346	$—
Revenue days	91	—	121	—
Alaska (a):
Average rate	$—	$58,753	$—	$58,538
Revenue days	—	228	—	272

	2021		2020
Six Months Ended June 30,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$28,964	$65,486	$46,830	$60,819
Revenue days	330	932	181	2,140
Non-Jones Act Handysize Product Carriers:
Average rate	$24,383	$9,586	$27,387	$16,770
Revenue days	367	336	310	363
ATBs:
Average rate	$—	$32,213	$21,213	$24,686
Revenue days	—	362	217	89
Lightering:
Average rate	$81,339	$—	$51,388	$61,012
Revenue days	181	—	243	87
Alaska (a):
Average rate	$—	$58,748	$—	$58,621
Revenue days	—	466	—	330

(a) Excludes one Alaska vessel currently in layup.

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Fleet Information

As of June 30, 2021, OSG’s operating fleet consisted of 24 vessels, 12 of which were owned, with the remaining vessels chartered-in. Vessels chartered-in are on Bareboat Charters.

	Vessels Owned	Vessels Chartered-In	Total at June 30, 2021
Vessel Type	Number	Number	Total Vessels	Total dwt (3)
Handysize Product Carriers (1)	5	11	16	760,493
Crude Oil Tankers (2)	3	1	4	772,194
Refined Product ATBs	2	—	2	54,182
Lightering ATBs	2	—	2	91,112
Total Operating Fleet	12	12	24	1,677,981

(1)	Includes two owned shuttle tankers, 11 chartered-in tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program, all of which are U.S. flagged, as well as one owned Marshall Island flagged non-Jones Act MR tanker trading in international markets.
(2)	Includes three crude oil tankers doing business in Alaska and one crude oil tanker bareboat chartered-in and in layup.
(3)	Total dwt is defined as aggregate deadweight tons for all vessels of that type.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures provide investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. TCE revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Time charter equivalent revenues	$71,691	$100,427	$137,205	$197,501
Add: Voyage expenses	16,668	14,112	32,428	17,897
Shipping revenues	$88,359	$114,539	$169,633	$215,398

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Vessel Operating Contribution

Vessel operating contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2021	2020	2021	2020
Niche market activities	$17,653	$17,716	$30,795	$39,420
Jones Act handysize tankers	(11,490)	9,927	(23,746)	22,309
ATBs	3,755	174	7,337	2,978
Alaska crude oil tankers	5,176	8,461	12,097	10,416
Vessel operating contribution	15,094	36,278	26,483	75,123
Depreciation and amortization	15,068	14,217	30,387	28,236
General and administrative	6,004	7,599	12,370	13,772
(Gain)/loss on disposal of vessels and other property, including impairments, net	(196)	813	5,298	1,110
(Loss)/income from vessel operations	$(5,782)	$13,649	$(21,572)	$32,005

(B) EBITDA and Adjusted EBITDA

EBITDA represents net income/(loss) before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted to exclude amortization classified in charter hire expenses, interest expense classified in charter hire expenses, loss/(gain) on disposal of vessels and other property, including impairments, net, non-cash stock based compensation expense and loss on repurchases and extinguishment of debt and the impact of other items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income/(loss) or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled measures used by other companies due to differences in methods of calculation. The following table reconciles net income/(loss) as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2021	2020	2021	2020
Net (loss)/income	$(10,699)	$6,380	$(26,567)	$31,505
Income tax (benefit)/expense	(2,511)	1,044	(8,681)	7,404
Interest expense	7,317	6,167	13,687	12,241
Depreciation and amortization	15,068	14,217	30,387	28,236
EBITDA	9,175	27,808	8,826	79,386
Amortization classified in charter hire expenses	143	143	285	285
Interest expense classified in charter hire expenses	341	371	686	750
(Gain)/loss on disposal of vessels and other property, including impairments, net	(196)	813	5,298	1,110
Non-cash stock based compensation expense	694	616	1,270	1,055
Loss extinguishment of debt, net	—	14	—	14
Adjusted EBITDA	$10,157	$29,765	$16,365	$82,600

(C) Total Cash

($ in thousands)	June 30, 2021	December 31, 2020
Cash and cash equivalents	$61,735	$69,697
Restricted cash - current	37	49
Restricted cash – non-current	59	73
Total cash	$61,831	$69,819

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